Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of BJ’s Wholesale Club Holdings, Inc. of our report dated March 25, 2019, relating to the financial statements, which appears in BJ’s Wholesale Club Holdings, Inc.’s Annual Report on Form 10-K for the year ended February 2, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 4, 2019